Exhibit 10.2

Spherix Incorporated

SPECIAL STOCK OPTION GRANT—BOARD MEMBER

AGREEMENT made                          between Spherix Incorporated, a corporation of the State of Delaware, hereinafter referred to as SPHERIX and                             , Board Member, hereinafter referred to as the OPTIONEE.

WHEREAS SPHERIX considers it desirable and in the best interests of the Company that the OPTIONEE be given an inducement to acquire an equity interest in SPHERIX in the form of options to purchase common stock of SPHERIX as an added incentive to advance the interests of the Company:

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, it is agreed as follows:

1.                                       Grant of Option.  SPHERIX hereby grants to the OPTIONEE the right, privilege, and option to purchase           shares of its common stock at                 per share in the manner and subject to the conditions hereinafter provided.

2.                                       Time of Exercise of Option:

(a)          During the lifetime of the OPTIONEE, the option may be exercised in whole or in part in accordance with the following schedule:

ELIGIBILITY DATE	NUMBER OF SHARES	EXPIRATION DATE

3.                                       Method of Exercise.  The option shall be exercised, in whole or in part, by written notice(s) directed to the Treasurer of SPHERIX at its principal place of business, accompanied by payment in full of the option price in cash payment in any other manner permitted.  SPHERIX shall make immediate delivery of such shares, provided that, if any law or regulation requires SPHERIX to take any action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

4.                                       Termination of Option.  The Option, unless otherwise stipulated by the Committee, to the extent not theretofore exercised or expired, shall terminate upon the death of an OPTIONEE.  The Company may, upon determining that circumstances exist that merit special consideration, allow any Successor of the deceased OPTIONEE to exercise all or a portion of the deceased OPTIONEE’s options that were exercisable on the day before the date of his death.  The terms on which the Successor may exercise any or all of such options shall be established in the absolute discretion of the Company, provided that:

(a)          The Company shall notify the Successor in writing of such terms within thirty (30) days of the date of death of the deceased OPTIONEE, and

(b)         In all events, an option exercisable by the Successor shall expire no later than its expiration date under its terms as originally granted to the deceased OPTIONEE.

5.                                       Adjustments upon Recapitalization or other Reorganization.  If and to the extent that the number of issued shares of common stock of SPHERIX shall be increased or reduced by stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares and the like, the number of shares subject to option and the option price therefore shall be proportionately adjusted as required.

6.                                       Rights and Obligations Prior to Exercise of Option:

(a)          The option shall not be transferred by the OPTIONEE in whole or in part other than by will or the laws of descent and distribution.

(b)         The OPTIONEE shall have no rights as a stockholder in the shares subject to this option until payment of the option price to SPHERIX and delivery of eligible shares to the OPTIONEE.

(c)          The granting of this option shall impose no obligation upon the OPTIONEE to exercise the option in whole or in part.

7.                                       Rights and Obligations after Exercise of Option:

(a)          The OPTIONEE agrees that (s)he will purchase the stock subject to the option for investment, and not with any present intention to sell the same; nor with any view toward public distribution.

(b)         The OPTIONEE agrees that (s)he will not dispose of such stock except in strict conformance with the provisions of federal and applicable State securities laws as they may be amended from time to time.

Corporate Seal	SPHERIX INCORPORATED

BY:
Katherine M. Brailer	Richard C. Levin
Corporate Secretary	Acting Chief Executive Officer

OPTIONEE